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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference to the registration statements of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Forms S-8 (File No.'s 333-59281 and 333-64389) of our report dated February 28, 2001, on our audit of the financial statements of Honeywell's Traffic Alert & Collision Avoidance Business, which is included in the current report on Form 8K/A of the Company, dated March 19, 2001.

                                                  /s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
March 19, 2001